Exhibit 3.17

CERTIFICATE OF INCORPORATION

OF

UNITRODE CORPORATION

FILED

JUN 17 1975  10 AM

CERTIFICATE OF INCORPORATION

OF

UNITRODE CORPORATION

1.                                       The name of the corporation is

UNITRODE CORPORATION

2.                                       The address of its registered office in the ,State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.                                       The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.                                       The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5A.                             The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

B. A. Pennington	100 West Tenth Street Wilmington, Delaware 19801

W. J. Reif	100 West Tenth Street Wilmington, Delaware 19801

G. J. Coyle	100 West Tenth Street Wilmington, Delaware 19801

5B.                               The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

Harry J. Gray	United Technologies Corporation Hartford, Connecticut 06101

Edward L. Hennessy, Jr.	United Technologies Corporation Hartford, Connecticut 06101

William E. Diefenderfer	United Technologies Corporation Hartford, Connecticut 06101

6.                                       The corporation is to have perpetual existence.

7.                                       In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8.                                       Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the-by-laws of the corporation.

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Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9.                                       The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 17th day of June, 1975.

/s/ B. A. Pennington

/s/ W. J. Reif

/s/ G. J. Coyle

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CERTIFICATE OF AMENDMENT BEFORE PAYMENT OF CAPITAL

OF

UNITRODE CORPORATION

FILED

AUG 25 1975  10 AM

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

UNITRODE CORPORATION

We, the undersigned, being a majority of the directors of UNITRODE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DO HEREBY CERTIFY:

FIRST: That Article 1 of the Certificate of Incorporation be and it hereby is amended to read as follows:

1. The name of the corporation is

ESSEX GROUP, INC.

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 15th day of August, 1975.

/s/ Harry J. Gray

/s/ W. E. Diefenderfer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:38 PM 10/23/2003
FILED 05:38 PM 10/23/2003
SRV 030682846 - 0813453 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ESSEX GROUP, INC.

Pursuant to Sections 242 and 303 of the
General Corporation Law of the State of Delaware

The undersigned, David S. Aldridge, certifies that he is the Vice President and Assistant Secretary of Essex Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:

FIRST:                                 The name of the Corporation is;

ESSEX GROUP, INC.

SECOND:                 On October 22, 2003, the United States Bankruptcy Court for the District of Delaware confirmed the Amended Joint Plan of Reorganization for Superior TeleCom Inc. and its affiliates (including the Corporation) pursuant to an order (Docket No. 978) (the “Order”) that, among other things, directed the Corporation to amend its Certificate of Incorporation, pursuant to 11 U.S.C. §1123(a)(6), as set forth herein.

THIRD:                              Pursuant to the Order and to Section 303 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Certificate of Incorporation amends the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

FOURTH:                  Paragraph 4 of the Certificate of Incorporation, relating to the authority of the Corporation to issue stock, is hereby amended in its entirety and, as so amended, shall read as follows;

4.               The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000). Notwithstanding anything to the contrary herein, the corporation is prohibited from issuing non-voting equity securities.

IN WITNESS WHEREOF, this certificate has been subscribed this 23rd day of October, 2003, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

By:	/s/ David S. Aldridge
Name:	David S. Aldridge
Title:	Vice President and Assistant Secretary

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